UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
Nasdaq Texas, LLC
4.500% Senior Notes due 2032	NDAQ32	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On June 30, 2026, Nasdaq, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) among the Company, as the borrower, the lenders and issuing bank party thereto and Bank of America, N.A., as administrative agent. The Revolving Credit Agreement replaces the Company’s existing Amended and Restated Credit Agreement, dated December 16, 2022 and (as amended by Amendment No. 1, dated as of March 29, 2023, Amendment No. 2, dated as of June 16, 2023, Amendment No. 3, dated as of August 2, 2024, and Amendment No. 4, dated as of December 16, 2024, and as further amended, restated, amended and restated or otherwise modified from time to time), among the Company, as the borrower, the lenders and issuing bank party thereto and Bank of America, as the administrative agent thereunder.

The Revolving Credit Agreement provides for a $1.5 billion senior unsecured five-year revolving credit facility (the “Revolving Credit Facility”). The loans under the Revolving Credit Facility bear interest at a rate per annum equal to an applicable reference rate plus a margin based on the Company’s debt ratings. The applicable margin ranges from, (i) in the case of Benchmark Loans and Daily Simple SOFR Loans (each term as defined in the Revolving Credit Agreement), 87.5 to 150.0 basis points and (ii) in the case of U.S. dollar-denominated loans bearing interest by reference to an alternative base rate, 0.0 basis points to 50.0 basis points, in each case, subject to certain pricing adjustments based on previously agreed criteria and metrics. For U.S. dollar-denominated Benchmark Loans, the reference rate is based on Term SOFR and, for Benchmark Loans denominated in other available currencies (including Euros, Sterling, Norwegian Kroner, Swedish Kronor, Danish Kroner and Canadian Dollars), the customary reference rate for the relevant currency. The Revolving Credit Agreement includes an option for the Company to increase the aggregate commitments thereunder by up to $1.0 billion, subject to customary conditions, including obtaining commitments with respect thereto. In addition, the Company is required to pay a commitment fee on the aggregate unused portion of the commitments under the Revolving Credit Facility ranging from 8.0 to 15.0 basis points, depending on the Company’s debt ratings, subject to certain fee adjustments based on certain previously agreed criteria and metrics.

The proceeds of the revolving loans may be used for general corporate purposes, including to: finance acquisitions, repay indebtedness, fund share repurchases and pay fees, costs and expenses incurred in connection with the Revolving Credit Facility.

The Revolving Credit Agreement contains representations and warranties, events of default, and affirmative and negative covenants customary for unsecured financings of this type, including a financial covenant requiring that, as of the last day of any period of four consecutive fiscal quarters, the Leverage Ratio (as such term is defined in the Revolving Credit Agreement) not be greater than 3.75 to 1.00, which may be increased in connection with certain material acquisitions during the term of the Revolving Credit Facility (i) once to 4.25 to 1.00 for four consecutive fiscal quarters and (ii) once to 4.50 to 1.00 for two consecutive fiscal quarters, stepping down thereafter to 4.25 to 1.00 for the next two fiscal quarters and then 4.00 to 1.00 for the following two fiscal quarters, in each case as more fully described in the Revolving Credit Agreement.

The Revolving Credit Agreement includes certain negative covenants which limit, among other things, (i) the incurrence of indebtedness by the Company’s subsidiaries, (ii) liens on assets of the Company and its subsidiaries securing indebtedness of the Company or any of its subsidiaries, (iii) the disposition of all or substantially all assets by the Company and its subsidiaries and (iv) certain mergers and consolidations involving the Company.

The Revolving Credit Agreement matures, and all amounts outstanding thereunder will be due and payable in full, on June 30, 2031. Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Revolving Credit Agreement are permissible without premium or penalty (other than customary breakage costs), subject to certain conditions pertaining to advance notice and minimum reduction amounts as described in the Revolving Credit Agreement. As of July 1, 2026, there were no loans outstanding under the Revolving Credit Facility.

A copy of the Revolving Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the summary of the Revolving Credit Agreement herein is qualified in its entirety thereby.

Many of the lenders under the Revolving Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 1.02.	Termination of a Material Definitive Agreement.

The information included in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of June 30, 2026, among Nasdaq, Inc., the various lenders and issuing bank party thereto and Bank of America, N.A., as administrative agent.*

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Nasdaq, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2026	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer